Exhibit 99.1

NEWS RELEASE

SECURITY FEDERAL CORPORATION ANNOUNCES FOURTH QUARTER AND ANNUAL EARNINGS

Aiken, South Carolina (February 5, 2024) - Security Federal Corporation (the “Company”) (OTCBB: SFDL), the holding company for Security Federal Bank (the “Bank”), today announced its earnings and financial results for the quarter and year ended December 31, 2023.

The Company reported net income of $3.6 million, or $1.12 per common share, for the quarter ended December 31, 2023 compared to $3.3 million, or $1.01 per common share, for the fourth quarter of 2022. The increase in quarterly net income was primarily due to increased non-interest income. Additionally, during 2023, the Company recognized a $395,600 reduction in income tax expense as a result of tax credits associated with the Bank’s newest branch located in Augusta, Georgia. Net income was $10.2 million, or $3.14 per common share, for both the years ended December 31, 2023 and 2022.

Fourth Quarter Financial Highlights

●	Net interest income decreased $531,000, or 4.8%, to $10.4 million as the increase in interest expense exceeded the increase in interest income.
●	Total interest income increased $5.2 million, or 39.3%, to $18.4 million while total interest expense increased $5.7 million, or 256.3%, to $7.9 million.
●	Non-interest income increased $621,000, or 28.9%, to $2.8 million primarily due to an increase in grant income and trust department revenue.
●	Non-interest expense increased $127,000, or 1.4%, to $9.1 million.

	Quarter Ended
(Dollars in Thousands, except for Earnings per Share)	12/31/2023	12/31/2022
Total interest income	$18,384	$13,197
Total interest expense	7,949	2,231
Net interest income	10,435	10,966
Provision for credit losses	25	-
Net interest income after provision for credit losses	10,410	10,966
Non-interest income	2,770	2,149
Non-interest expense	9,051	8,924
Income before income taxes	4,129	4,191
Provision for income taxes	513	902
Net income	$3,616	$3,289
Earnings per common share (basic)	$1.12	$1.01

Full Year Comparative Financial Highlights

●

Net interest income increased $1.7 million, or 4.5%, to $39.2 million when compared to the prior year primarily due to the increase in interest income on investment securities and loans, which was partially offset by an increase in interest expense on deposits.

●	Total interest income increased $22.4 million, or 52.6%, to $65.0 million while total interest expense increased $20.7 million, or 411.7%, to $25.7 million.
●	Non-interest income decreased $222,000, or 2.3%, to $9.4 million primarily due to a decrease in gain on sale of loans.
●	Non-interest expense increased $1.7 million, or 4.9%, to $35.9 million.

	Year Ended
(Dollars in Thousands, except for Earnings per Share)	12/31/2023	12/31/2022
Total interest income	$64,977	$42,578
Total interest expense	25,729	5,028
Net interest income	39,248	37,550
Provision for credit losses	246	-
Net interest income after provision for credit losses	39,002	37,550
Non-interest income	9,390	9,612
Non-interest expense	35,914	34,225
Income before income taxes	12,478	12,937
Provision for income taxes	2,288	2,709
Net income	$10,190	$10,228
Earnings per common share (basic)	$3.14	$3.14

Credit Quality

●

On January 1, 2023, the Company adopted the Current Expected Credit Losses (“CECL”) accounting standard. The transition adjustment of the adoption of CECL included an increase in the allowance for credit losses on loans of $784,000 and an increase in the allowance for credit losses on unfunded loan commitments of $1.2 million, which is recorded in other liabilities. The Company recorded a net decrease to retained earnings of $1.6 million as of January 1, 2023 for the cumulative effect of adopting CECL, which reflects the transition adjustments noted above, net of the applicable deferred tax assets recorded.

●

The Bank recorded $601,000 in provision for credit losses on loans held for investment, which was partially offset by a $355,000 reversal of the provision for unfunded commitments, resulting in a net provision expense of $246,000 during 2023 compared to no provision for credit losses in 2022.

●	Non-performing assets were $6.8 million, or 0.44% of total assets, at December 31, 2023 compared to $6.4 million, or 0.46% of total assets, at December 31, 2022.
●	Allowance for credit losses as a percentage of gross loans was 1.98% at December 31, 2023 compared to 2.00% at December 31, 2022.

At Period End (dollars in thousands):	12/31/2023	9/30/2023	12/31/2022
Non-performing assets	$6,825	$6,339	$6,393
Non-performing assets to total assets	0.44%	0.43%	0.46%
Allowance for credit losses	$12,569	$12,348	$11,178
Allowance to gross loans	1.98%	2.03%	2.00%

Balance Sheet Highlights and Capital Management

●	Total assets increased $168.3 million, or 12.2%, to $1.5 billion at December 31, 2023.
●	Net loans receivable increased $72.6 million, or 13.2%, during the year to $622.5 million at December 31, 2023.
●	Investment securities decreased $16.9 million, or 2.4%, to $700.7 million at December 31, 2023 as maturities and principal paydowns of investments exceeded purchases during the year.
●	Total deposits increased $84.9 million, or 7.6% to $1.2 billion at December 31, 2023.
●	Borrowings increased $66.7 million, or 64.6%, during the year to $170.0 million at December 31, 2023. The increase was primarily to assist in funding the continued loan demand.
●	Common equity book value per share increased to $27.68 at December 31, 2023 from $23.76 at December 31, 2022.

Dollars in thousands (except per share amounts)	12/31/2023	9/30/2023	12/31/2022
Total assets	$1,549,641	$1,477,330	$1,381,366
Cash and cash equivalents	128,284	84,224	28,502
Total loans receivable, net	622,529	598,029	549,917
Investment securities	700,711	705,558	717,586
Deposits	1,194,997	1,186,053	1,110,085
Borrowings	170,035	119,898	103,323
Total shareholders' equity	172,332	158,996	160,233
Common shareholders' equity	89,383	76,047	77,285
Common equity book value per share	$27.68	$23.46	$23.76
Total risk based capital to risk weighted assets (1)	19.49%	19.33%	19.03%
CET1 capital to risk weighted assets (1)	18.24%	18.08%	17.78%
Tier 1 leverage capital ratio (1)	9.83%	10.11%	10.41%
(1) - Ratio is calculated using Bank only information and not consolidated information

Security Federal has 19 full service branches located in Aiken, Ballentine, Clearwater, Columbia, Graniteville, Langley, Lexington, North Augusta, Ridge Spring, Wagener and West Columbia, South Carolina and Augusta and Evans, Georgia. The Bank’s newest branch, located in downtown Augusta, Georgia, opened in April 2023. It is a full-service branch offering depository banking as well as commercial and consumer lending. A full range of financial services, including trust and investments, are provided by the Bank and insurance services are provided by the Bank’s wholly owned subsidiary, Security Federal Insurance, Inc.

For additional information contact Darrell Rains, Chief Financial Officer, at (803) 641-3000.

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to: potential adverse impacts to economic conditions in our local market area or other aspects of the Company’s business, operations or financial markets, including, without limitation, as a result of employment levels, labor shortages and the effects of inflation, a potential recession or slowed economic growth caused by increasing oil prices and supply chain disruptions; economic conditions in the Company’s primary market area; demand for residential, commercial business and commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; legislative or regulatory changes that adversely affect the Company’s business including changes in regulatory policies and principles, and changes related to the Basel III requirements, the impact of the effect of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the implementing regulations, including the interpretation of regulatory capital or other rules; the ability to attract and retain deposits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; adverse changes in the securities markets; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; technology factors affecting operations; pricing of products and services; and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statement.